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                                                                   EXHIBIT 3.4


                    CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RIGHTS OF 9% CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK

                                      -OF-

                            CREDIT DEPOT CORPORATION

     CREDIT DEPOT CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), by its President and Secretary, does hereby certify that, pursuant to authority conferred upon the Board of Directors by Paragraph 4.2 of Article Fourth of the Certificate of Incorporation, as amended, of the Company, authorizing a class of 2,000,000 shares of preferred stock of the Company and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, as amended, the Board of Directors of the Company, at meetings duly held on June 15, 1995, and October 10 , 1995 has duly adopted resolutions providing for the issuance out of such class of a series of up to 825,000 shares of 9% Cumulative Convertible Preferred Stock and setting forth the voting powers, designation, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, which resolution is as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, there be, and hereby is, created out of the class of 2,000,000 shares of preferred stock of the Company authorized in Paragraph 4.2 of Article Fourth of its Certificate of Incorporation, as amended, a series of preferred stock of the Company with the following voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions:


     1. Designation and Number of Shares. 825,000 shares of preferred stock are hereby designated as 9% Cumulative Convertible Preferred Stock (the "Preferred Stock").

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     2. Dividends.  The dividend rate on each share of Preferred Stock shall be
$1.80 per annum per share of the Preferred Stock, subject to adjustment as hereinafter set forth, payable in cash on each January 15, April 15, July 15 and October 15, commencing on January 15, 1996, with respect to the quarterly period (or in the case of the first dividend payment, the period commencing on the date of issuance) ending on the day immediately preceding such dividend due date, to holders of record as of date not more than 30 days prior to the dividend payment date as may be fixed by the Board of Directors.

     (A) Each issued and outstanding share of Preferred Stock shall entitle the holder of record thereof to receive, prior and in preference to any declaration or payment of any dividend on the equity securities of the Company, when, as and if declared by the Board of Directors, out of any funds legally available therefor, dividends in cash at the annual rate of $1.80 per share of the
Preferred Stock (subject to adjustment as hereinafter set forth).   Dividends
shall be payable quarterly on each January 15, April 15, July 15 and October 15, commencing on January 15, 1996, with respect to the quarterly period (or in the case of the first dividend payment, the period commencing on the date of issuance) ending on the day immediately preceding such dividend due date. The record date for the payment of dividends on the Preferred Stock shall in no event be more than 30 days prior to a dividend due date as shall be fixed by the Board of Directors.

     (B) Dividends shall accrue from the date of issuance and shall accrue from day to day, whether or not earned or declared. Dividends shall be paid on the Preferred Stock only when, as and if declared by the Board of Directors, out of funds legally available therefor. Such dividends shall be cumulative so that, if such dividends in respect of any previous or current quarterly period, at the annual rate specified above (subject to adjustment as herein provided), shall

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not have been paid or declared and a sum sufficient for payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or set apart for any equity securities of the Company which is not senior to the Preferred Stock. Any accumulation of dividends on the Preferred Stock shall not bear interest.

     (C) Unless full cumulative dividends on the Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on any equity security of the Company which is not senior to the Preferred Stock, and (ii) no shares of any equity security which is not senior to the Preferred Stock of the Company shall be purchased, redeemed, or acquired by the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof.

     (D) As set forth in the Company's Certificate of Incorporation, the par value of the Preferred Stock is $.001 per share.

     (E) No dividends shall be paid or declared upon any shares of any class or series of stock of the Company ranking on a parity with the Preferred Stock in the payment of dividends for any period unless a like proportionate dividend for the current period, ratably in proportion to the respective annual dividend rates fixed thereupon, shall be paid upon or declared for the Preferred Stock then issued and outstanding.

     (F) In the event of a split or subdivision of the outstanding shares of Preferred Stock, or the combination or the outstanding shares of Preferred Stock, as the case may be, the dividends provided for in this Paragraph 2 shall automatically and without any further action be


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decreased, in the case of a split or subdivision, or increased, in the case of a combination, in proportion to the increase or decrease in the number of shares of Preferred Stock outstanding immediately before such split, subdivision or combination.

     3. Redemption.

     (A) The Company may, at the option of the Board of Directors, at any time or from time to time, commencing one year after the date of first issuance thereof, redeem the whole or any part of the then outstanding shares of the Preferred Stock upon 30 days prior written notice duly given at a redemption price of $20.00 per share, subject to appropriate adjustment in the event of a stock split or subdivision or a stock combination of the Preferred Stock, plus accrued and unpaid dividends through the date of redemption (collectively, the "Redemption Price"), except to the extent restricted by applicable law, provided the average of the closing bid prices of the Common Stock, $.001 par value of the Company (the "Common Stock") as reported by the Nasdaq shall have for 20 consecutive trading days ending within ten days of the date notice of redemption is given by the Company equals or exceeds $8.00, subject to appropriate adjustment in the event of a stock split or subdivision or a stock combination of the Common Stock.

     (B) In case of any redemption of only a part of the Preferred Stock at the time outstanding, the Company shall effect such redemption ratably among the holders of the Preferred Stock in proportion to the aggregate number of shares held by each holder of Preferred Stock.

     (C) Notice of the redemption of any shares of the Preferred Stock shall be mailed by overnight courier to each holder of record of such shares (at the close of business on the business day next preceding the day on which notice is given) at the address for such holder

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shown on the Company's records, at least 30 days prior to the date fixed for redemption (the "Redemption Date"); provided, however, that neither the failure to so send any such notice nor any defects contained in any such notice shall affect the validity of the proceedings for the redemption of any of the shares of Preferred Stock to be redeemed with respect to the holders of which proper notice was given. The notice (the "Redemption Notice") shall notify each such holder of the Preferred Stock subject to redemption to be effected, specifying the Redemption Date, the number of shares of Preferred Stock and the certificate numbers thereof which are to be redeemed, the Redemption Price, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to the Company, in the manner and at the place designated, such holder's certificate or certificates so redeemed. Upon sending the Redemption Notice, the Company shall become obligated to redeem at the time of redemption specified therein all shares specified therein. In case less than all of the shares of Preferred Stock represented by any certificate are redeemed pursuant to this Paragraph 3, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

        (D) From and after the close of business on the Redemption Date, the shares called for redemption shall no longer be deemed outstanding, the right to thereafter receive dividends thereon shall cease to accrue, and all rights of holders of the shares of Preferred Stock so called for redemption shall forthwith, after such Redemption Date, cease and terminate, excepting only the right of the holders thereof to receive the Redemption Price therefor, without interest and such shares shall not thereafter be transferred on the books of the Company or deemed to be outstanding for any purpose whatsoever. Three days prior to any Redemption Date the Company

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shall deposit the  Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed or converted with the transfer agent for the Preferred Stock or if no transfer agent shall have been appointed or shall be in existence, with a bank or trust corporation (the "Paying Agent") as a trust fund for the benefit of the respective holders of the shares of Preferred Stock designated for redemption and not yet redeemed or converted, with irrevocable instructions and authority to the Paying Agent to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date, upon surrender of such holders' share certificate or certificate representing its shares so redeemed. Any monies deposited by the Company pursuant to this paragraph for the redemption of shares of Preferred Stock which are thereafter converted into Common Stock pursuant to Section 6 hereof, no later than the close of business on the day preceding the Redemption Date shall be returned to the Company forthwith upon conversion. Any moneys set aside by the Company for a redemption and unclaimed at the end of six years from such Redemption Date shall revert to the general funds of the Company, provided that a shareholder to which such monies would be payable hereunder shall be entitled upon proof of its ownership of shares of Preferred Stock to receive the Redemption Price (without interest). Any interest accrued on funds so deposited shall be paid to the Company from time to time.

        (E) Unless provision has been made for payment in full of dividends on all shares of the Preferred Stock for all past dividend periods and the current period, no sum shall be set aside for the redemption of any shares of the Preferred Stock, nor shall any shares of capital stock, including the Preferred Stock, be purchased or otherwise acquired by the Company, other than pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock or unless all outstanding shares of Preferred Stock are simultaneously redeemed.

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     4. Liquidation.

     Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Preferred Stock shall be entitled to receive, before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Common Stock or any other security junior to the Preferred Stock in respect of distributions upon Liquidation out of the assets of the Company legally available for distribution to its stockholders, an amount in cash equal to $20.00 per share (subject to adjustment if the Preferred Stock has been adjusted pursuant to Paragraph 2(F)) hereof (the "Liquidation Preference") plus accrued and unpaid dividends on each such share on the date fixed for the distribution of assets of the Company.
If, upon such Liquidation, the assets of the Company available for distribution to the holders of Preferred Stock and any other series of preferred stock then outstanding ranking on parity with the Preferred Stock upon liquidation ("Parity Stock") shall be insufficient to permit payment in full to the holders of the Preferred Stock and Parity Stock, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Stock then outstanding shall be distributed ratably among the holders of the Preferred Stock and Parity Stock based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Preferred Stock and of such Parity Stock, if any.

     5. Priority.

     (A) So long as any shares of Preferred Stock shall be outstanding, no dividends, whether in cash or property, shall be paid or declared, nor shall any other distribution be

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made, on the Common Stock of the Company or any other security junior to the
Preferred Stock as to dividend rights, unless all dividends on the Preferred Stock for all past quarterly dividend periods and the full dividends for the then current quarterly period shall have been paid or declared and duly provided for. The provisions of this Paragraph 5 shall not, however, apply to a dividend payable in Common Stock or any other security of the Company junior to the Preferred Stock.

     (B) The Company may issue, in the future, without the consent of holders of the Preferred Stock, other series of preferred stock which rank on parity with or junior to the Preferred Stock as to dividend and/or liquidation rights. In accordance with Paragraph 7(B) hereof, the consent of the holders of a majority of the outstanding shares of the Preferred Stock is required for the issuance of any series of preferred stock which is senior as to dividend and/or liquidation rights to the Preferred Stock.

   6. Conversion Rights. Each holder of record of shares of the Preferred Stock shall have the right to convert all or any part of such holder's share of Preferred Stock into Common Stock as follows:

     (A) Each share of the Preferred Stock shall be convertible, at the option of the respective holders thereof, at any time after the date of issuance and prior to redemption, at the office of any transfer agent for the Preferred Stock, or if there is none, then at the office of the transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, into fully paid and non-assessable shares of Common Stock of the Company into that number of shares of Common Stock equal to the Liquidation Preference divided by the conversion price (the "Conversion
Price") in effect at the time of conversion, determined as hereinafter provided. The Conversion Price shall initially be $4.00 subject to adjustment from time

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to time in certain instances, as hereinafter provided.   If the average of the
closing bid prices of the Common Stock as reported by Nasdaq shall have for five consecutive trading days immediately preceding the 30th calendar day following the date of the closing of the initial sale of the Preferred Stock authorized hereby is less than $5.33 per share, the Conversion Price will be reduced to an amount equal to 75% of such average, but in no event less than $3.5625. The right to convert the Preferred Stock called for redemption shall terminate at the close of business on the last business day prior to the date fixed for redemption, unless default is made in payment of the Redemption Price.

     (B) Each conversion of shares of the Preferred Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted, duly endorsed, at the office of any transfer agent for the Preferred Stock, and if there is no such transfer agent at the office of any transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, at any time during its usual business hours, together with written notice by the holder of such shares stating that such holder desires to convert the shares, or a stated number of the shares, represented by such certificate or certificates, which notice shall also specify the name or names (with addresses) and denominations in which the certificate or certificates representing the Common Stock issuable upon conversion shall be issued and shall include instructions for delivery thereof. Such conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received, and, at such time, the rights of the holder of such shares (or specified portion thereof) as such holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such

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conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Company shall advise the holders of the Preferred Stock of the name and location of the transfer agent to which the shares of the Preferred Stock shall be submitted for conversion and from time to time thereafter advise such holders of any change in such name and/or location.

                 (C) The Conversion Price shall be subject to adjustment from time to time as follows:
                 (i) In case the Company shall (a) issue Common Stock as a
            dividend or distribution on any class of the capital stock of the Company, (b) split or otherwise subdivide its outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any shares of the capital stock of the Company, the Conversion Price in effect on the record date for any stock dividend or the effective date of any such other event shall be increased (or decreased in the case of a reverse stock split) so that the holder of each share of the Preferred Stock shall thereafter be entitled to receive, upon the conversion of such share, the number of shares of Common Stock or other capital stock which it would own or be entitled to receive immediately after the happening of any of the events mentioned above had such share of the Preferred Stock been converted immediately prior to the close of business on such record date or effective date. The adjustments herein provided shall become effective immediately following the record date for any such stock dividend or the effective date of any such other events.

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                 (ii) In case of any reclassification or similar change of
            outstanding shares of Common Stock of the Company (other than as set forth in subparagraph (i) above), or in case of the consolidation or merger of the Company with another corporation, or the conveyance of all or substantially all of the assets of the Company in a transaction in which holders of the Common Stock receive shares of stock or other property including cash, each share of the Preferred Stock shall thereafter be convertible only into the number of shares of stock or other securities or property, including cash, to which a holder of the number of shares of Common Stock of the Company deliverable upon conversion of such shares of the Preferred Stock would have been entitled upon such reclassification, change, consolidation, merger or conveyance had such share been converted immediately prior to the effective date of such event.

                 (iii) No adjustment in the Conversion Price or the number of shares of Common Stock into which a share of Preferred Stock may be converted shall be required unless such adjustment (plus any adjustments not previously made by reason of this subparagraph
            (iii)) would require an increase or decrease of at least 1 1/2% in the number of shares of Common Stock into which each share of the Preferred Stock is then convertible, provided, however, that any adjustments which are not required to be made by reason of this subparagraph (iii) shall be carried forward and taken into account in any subsequent adjustment. All calculations and adjustments shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

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                 (iv) After each adjustment of the Conversion Price the Company shall promptly prepare a certificate signed by its President or Chief Financial Officer and a Secretary or Assistant Secretary setting forth the Conversion Price, as so adjusted; the number of shares of Common Stock into which the Preferred Stock may be converted, and a statement of the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent, if any, for the Preferred Stock, and the Company shall cause such a copy of statement to be sent by ordinary first class mail to each holder of Preferred Stock.

                (D) The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Preferred Stock from time to time outstanding. The Company shall from time to time in accordance with Delaware law take all steps necessary to increase the authorized amount of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of the Preferred Stock.

                (E) (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in subparagraph (ii) of this Paragraph 6(E) of the Common Stock on the day of conversion.

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              (ii) For the purposes of any computation under the preceding subparagraph of this Paragraph 6(E), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive full business days commencing 45 business days before the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the Nasdaq Small Capitalization Market or the Nasdaq National Market or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq Small Capitalization Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

              (F) The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Preferred Stock. However, the Company shall not be required to pay any tax which may be payable in respect to any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

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             (G) The Company will not, by amendment of its Certificate of
Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

    7. Voting Rights. The holders of the Preferred Stock shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware and except as follows:

             (A) So long as any shares of the Preferred Stock remain outstanding, the consent of the holders of a majority of the then outstanding Preferred Stock, voting as one class, together with any other series of preferred stock then entitled to vote on such matter, regardless of series, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock of the Company which is senior as to liquidation and/or dividend rights to the Preferred Stock.

             (B) So long as any shares of the Preferred Stock remain outstanding, the consent of the holders of a majority of the then outstanding Preferred Stock, voting as one class together with any other series of the Company's preferred stock then entitled to vote on such matter, regardless of series, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Certificate of Designation, Preferences and Rights or the Certificate of Incorporation of the Company in a manner which would alter or change


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the powers, preferences or rights of the Preferred Stock so as to adversely affect the Preferred Stock. However, in case the Preferred Stock would be affected by any action referred to in this Paragraph 7(B) in a different manner than any other series of preferred stock then outstanding, the holders of the shares of the Preferred Stock shall be entitled to vote as a series, and the Company shall not take such action without the consent or affirmative vote, as above provided, of at least majority of the total number of shares of the Preferred Stock then outstanding, in addition to or as a specific part of the consent or affirmative vote hereinabove otherwise required.

                 (C) Each share of the Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Preferred Stock, as set forth above.

     8. Miscellaneous.

                 (A) All shares of the Preferred Stock redeemed, purchased or otherwise acquired by the Company or surrendered to it for conversion into Common Stock as provided above shall be cancelled and shall not be restored to the status of authorized but unissued preferred stock.

                 (B) There is no sinking fund with respect to Preferred Stock.

                 (C) The shares of the Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this resolution and in the Certificate of Incorporation of the Company, as amended.

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     IN WITNESS WHEREOF, Credit Depot Corporation has caused this Certificate to be signed by Gerald F. Sullivan, its President, on this 10th day of October, 1995, and such person hereby affirms under penalty of perjury that this Certificate is the act and deed of Credit Depot Corporation and that the facts stated herein are true and correct.


                                        CREDIT DEPOT CORPORATION


                                        By:
                                            ------------------------------
                                            Gerald F. Sullivan, President

Attest:



- -------------------------
John C. Thomas, Secretary



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State of  GEORGIA   )
                    :  ss.:
County of  Hall     )


     On this 10th day of October, 1995, before me, the undersigned, a Notary Public of the State of New York, personally appeared Gerald F. Sullivan, known to me to be the President of CREDIT DEPOT CORPORATION, the corporation that executed the within instrument, and known to me to be the person who executed the within instrument on behalf of said corporation and acknowledged to me that such corporation executed the same pursuant to its By-Laws and a resolution of its Board of Directors.

     WITNESS my hand and official seal the day and year first above written.


                                         ------------------------------------
                                                   Notary Public